As filed with the Securities and Exchange Commission on July 12, 2006

                                                     Registration No. 333-131973
================================================================================
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                        ---------------------------------
                        Post-Effective Amendment No. 1 to
                                     FORM S-3
                              REGISTRATION STATEMENT
                                      under
                            THE SECURITIES ACT OF 1933
                        ---------------------------------
                           SG MORTGAGE SECURITIES, LLC
             (Exact name of registrant as specified in its charter)
                                      DELAWARE
           (State or other jurisdiction of incorporation or organization)
                                    20-2882635
                     (I.R.S. employer identification number)
                           1221 Avenue of the Americas
                             New York, New York 10020
                                  (212) 278-6000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Arnaud Denis
                           SG Mortgage Securities, LLC
                           1221 Avenue of the Americas
                             New York, New York 10020
                                  (212) 278-4430

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copies to:
     Paul A. Jorissen                                    Frank Polverino
 Mayer, Brown, Rowe & Maw                            Cadwalader, Wickersham &
           LLP                                               Taft LLP
      1675 Broadway                                 One World Financial Center
 New York, New York 10019                            New York, New York 10281


      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. | |

      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. | |

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. | |

                                Explanatory Note

      This post-effective amendment is being filed solely to add as an exhibit to this Registration Statement, the legality and tax opinions of Cadwalader, Wickersham & Taft LLP.

                                     PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

       Other Expenses of Issuance and Distribution (Item 14 of Form S-3).
       ------------------------------------------------------------------

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

       Filing Fee for Registration Statement             $    1,284,000.00
       Legal Fees and Expenses                           $      500,000.00
       Accounting Fees and Expenses                      $      250,000.00
       Trustee's Fees and Expenses (including counsel    $       50,000.00
       fees)
       Blue Sky Fees and Expenses                        $       10,000.00
       Printing and Engraving Expenses                   $      120,000.00
       Rating Agency Fees                                $      750,000.00
       Insurance Fees and Expenses                       $      124,950.00
       Miscellaneous                                     $       50,000.00
                                                              ------------
       Total                                             $    3,138,950.00
                                                              ============


        Indemnification of Directors and Officers (Item 15 of Form S-3).
        ----------------------------------------------------------------

      The Pooling and Servicing Agreements or the Trust Agreements, as applicable, will provide that no director, officer, employee or agent of the Registrant is liable to the trust fund or the certificateholders, except for such person's own willful misfeasance, bad faith, gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreements or the Trust Agreements, as applicable, will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreements or the Trust Agreements, as applicable, and related certificates other than such expenses related to particular mortgage loans or contracts.

      Any underwriters who execute an Underwriting Agreement in the form filed as Exhibit 1.1, Exhibit 1.2, Exhibit 1.3 or Exhibit 1.4 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

      Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

      The Registrant was formed under the laws of the State of Delaware. The limited liability company agreement of the Registrant provides, in effect that, subject to certain limited exceptions, it will indemnify and hold harmless, and advance expenses to its members, managers, employees, organizers or agents, and employees, shareholders, directors, officers, incorporators or agents of its members (each, an "Indemnified Party"), to the fullest extent permitted by applicable law against any losses, claims, damages or liabilities to which the Indemnified Party may become subject in connection with any matter arising from, related to, or in connection with, the limited liability company agreement or the Registrant's business or affairs; provided, however, that no indemnification may be made to or on behalf of any Indemnified Party if a judgment or other final adjudication adverse to the Indemnified Party establishes (i) that the Indemnified Party's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (ii) that the Indemnified Party personally gained in fact a financial profit or other advantage to which the Indemnified Party was not legally entitled. This indemnification shall be in addition to any liability that the Registrant may otherwise have, shall inure to the benefit of the successors, assigns, heirs and personal representatives of each Indemnified Party, and shall be limited to the assets of the Registrant.

      Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         Exhibits (Item 16 of Form S-3).
                         -------------------------------

          ** 1.1 Form of Underwriting Agreement for Mortgage Asset-Backed
                 Pass-Through Certificates (Iterative).

          ** 1.2 Form of Underwriting Agreement for Mortgage Asset-Backed
                 Pass-Through Certificates (Non-Iterative).

          ** 1.3 Form of Underwriting Agreement for Asset-Backed Notes
                 (Iterative).

          ** 1.4 Form of Underwriting Agreement for Asset-Backed Notes
                 (Non-Iterative).

            *3.1 Certificate of Formation (incorporated by reference to
                 Exhibit 3.1 to Registration Statement No. 333-125307).

            *3.2 Limited Liability Company Agreement (incorporated by
                 reference to Exhibit 3.2 to Registration Statement No. 333-125307).

          ***4.1 Form of Pooling and Servicing Agreement.

            *4.2 Form of Trust Agreement (incorporated by reference to Exhibit
                 4.2 to Registration Statement No. 333-125307).

          ** 4.3 Form of Indenture.

          ** 5.1 Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality.

             5.2 Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.

          ** 8.1 Opinion of Mayer, Brown, Rowe & Maw LLP with respect to certain tax matters (included as part of Exhibit 5.1).

             8.2 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.2).

           *10.1 Form of Mortgage Loan Purchase Agreement (incorporated by reference to Exhibit 10.1 to Registration Statement No. 333-125307).

         ** 10.2 Form of Master Servicing Agreement.

         ** 23.1 Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 5.1).

            23.2 Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.2).

         ** 24.1 Power of Attorney.

         ** 24.2 Certified Copy of the Written Consent of the Board of
                 Managers of the Registrant, dated February 21, 2006.

        ****24.3 Certified Copy of the Written Consent of the Board of Managers
                 of the Registrant, dated June 16, 2006.
-------------------------

*     Not filed herewith.
**    Previously filed with this Registration Statement on February 21, 2006.
***   Previously filed with this Registration Statement on April 18, 2006.
****  Previously filed with this Registration Statement on June 16, 2006.

Undertakings (Item 17 of Form S-3).

(a)   Rule 415 Offering.

      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that:

                        (A) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of
                  this section do not apply if this Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement; and

                        (B) Provided further, however, that paragraphs (a)(1)(i)
                  and (a)(1)(ii) do not apply if this Registration Statement is for an offering of asset-backed securities on Form S-3 and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            If the Registrant is relying on Rule 430B:

                        (A) Each prospectus filed by the Registrant pursuant to
                  Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

                        (B) Each prospectus required to be filed pursuant to
                  Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

            (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the
            undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering
            prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

                  (iii) The portion of any other free writing prospectus
            relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)   Filings Incorporating Subsequent Exchange Act Documents by Reference.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Request for Acceleration of Effective Date.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in this Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Filings Regarding Asset-Backed Securities That Provide Certain Information Through an Internet Web Site

            The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in this Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to
      Item 1105 of

      Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 11, 2006.

                                    SG MORTGAGE SECURITIES, LLC


                                    By:         *
                                       -----------------
                                    Name:  Arnaud Denis
                                    Title: President



      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                      Date

             *              Manager and President (Principal      July 11, 2006
      --------------        Executive Officer)
       Arnaud Denis

             *              Vice President and Chief Financial    July 11, 2006
      --------------        Officer (Principal Financial
      Abner Figueroa        Officer)

             *              Treasurer and Controller (Principal   July 11, 2006
      --------------        Accounting Officer)
        Tony Tusi

             *              Independent Manager                   July 11, 2006
      --------------
     Orlando Figueroa



* By: /s/ John Maclay
     --------------------
Attorney-in-fact pursuant to a power of attorney
filed with the Registration Statement.

                                  EXHIBIT INDEX

      Exhibit
       Number

          ** 1.1 Form of Underwriting Agreement for Mortgage Asset-Backed
                 Pass-Through Certificates (Iterative).

          ** 1.2 Form of Underwriting Agreement for Mortgage Asset-Backed
                 Pass-Through Certificates (Non-Iterative).

          ** 1.3 Form of Underwriting Agreement for Asset-Backed Notes
                 (Iterative).

          ** 1.4 Form of Underwriting Agreement for Asset-Backed Notes
                 (Non-Iterative).

            *3.1 Certificate of Formation (incorporated by reference to
                 Exhibit 3.1 to Registration Statement No. 333-125307).

            *3.2 Limited Liability Company Agreement (incorporated by
                 reference to Exhibit 3.2 to Registration Statement No. 333-125307).

          ***4.1 Form of Pooling and Servicing Agreement.

            *4.2 Form of Trust Agreement (incorporated by reference to Exhibit
                 4.2 to Registration Statement No. 333-125307).

          ** 4.3 Form of Indenture.

          ** 5.1 Opinion of Mayer, Brown, Rowe & Maw LLP with respect to legality.

             5.2 Opinion of Cadwalader, Wickersham & Taft LLP with respect to legality.

          ** 8.1 Opinion of Mayer, Brown, Rowe & Maw LLP with respect to certain tax matters (included as part of Exhibit 5.1).

             8.2 Opinion of Cadwalader, Wickersham & Taft LLP with respect to certain tax matters (included as part of Exhibit 5.2).

           *10.1 Form of Mortgage Loan Purchase Agreement (incorporated by reference to Exhibit 10.1 to Registration Statement No. 333-125307).

         ** 10.2 Form of Master Servicing Agreement.

         ** 23.1 Consent of Mayer, Brown, Rowe & Maw LLP (included as part of Exhibit 5.1).

            23.2 Consent of Cadwalader, Wickersham & Taft LLP (included as part of Exhibit 5.2).

         ** 24.1 Power of Attorney.

         ** 24.2 Certified Copy of the Written Consent of the Board of
                 Managers of the Registrant, dated February 21, 2006.

        ****24.3 Certified Copy of the Written Consent of the Board of Managers
                 of the Registrant, dated June 16, 2006.
-------------------------

*     Not filed herewith.
**    Previously filed with this Registration Statement on February 21, 2006.
***   Previously filed with this Registration Statement on April 18, 2006.
****  Previously filed with this Registration Statement on June 16, 2006.